June 6, 2018

Volt Information Sciences Announces Leadership Changes

Download as PDF June 06, 2018 NEW YORK--(BUSINESS WIRE)-- Volt Information Sciences, Inc. (“Volt” or the “Company”) (NYSE-AMERICAN: VISI), an international provider of staffing services and managed service programs, announced today that President and Chief Executive Officer Michael Dean is leaving the Company and the Board, effective June 6, 2018. The Company also announced that Linda Perneau has been appointed Interim Chief Executive Officer, in addition to her current role as President of Volt Workforce Solutions.

Chairman Dana Messina commented, “Michael has been an invaluable leader for the last three years. I have enjoyed working closely with Michael and applaud his accomplishments. He initially served as Chairman of the Board, but later stepped into the CEO role. He has strengthened the organization at every level, adding key leadership talent, monetizing many non-core assets, dramatically improving our balance sheet, investing in infrastructure, and laying the foundation for growth in each of our businesses. On behalf of the Board of Directors and the entire Company, we would like to thank Michael for his many contributions.” Mr. Messina added, “Given Michael’s departure, I believe it is also a good time for me to personally reduce my role on the Board as Volt transitions to new leadership.”

In connection with this development, Nick Cyprus has been appointed Chairman of the Board and William Grubbs has been appointed Vice-Chairman.

The Company also announced the formation of an Executive Management Committee comprised of Linda Perneau, Paul Tomkins (Senior Vice President and Chief Financial Officer), Nancy Avedissian (Senior Vice President and General Counsel), and Ann Hollins (Senior Vice President and Chief Human Resources Officer). The Executive Management Committee will be responsible for the day-to-day operational and corporate management of the Company, and will report directly to the Board of Directors.

About Volt Information Sciences, Inc.

Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based). Our staffing services consists of workforce solutions that include providing contingent workers, personnel recruitment services, and managed staffing services programs supporting primarily administrative, technical, information technology, light-industrial and engineering positions. Our managed staffing programs involves managing the procurement and on-boarding of contingent workers from multiple providers. Our customer care solutions specializes in serving as an extension of our customers' consumer relationships and processes including collaborating with customers, from help desk inquiries to advanced technical support. Our complementary businesses offer customer care call centers, customized talent, and supplier management solutions to a diverse client base. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information, visit www.volt.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to a number of known and unknown risks, including, among others, the impact of management changes, the outcome of the Company’s previously announced strategic alternatives process, the outcome of the Company’s turnaround plan, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in company reports filed with the Securities and Exchange Commission. Copies of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission, are available without charge upon request to Volt Information Sciences, Inc., 1133 Avenue of the Americas, New York, New York 10036, Attention: Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC’s website at http://www.sec.gov and at the Company’s website at http://www.volt.com in the Investor & Governance section.

View source version on businesswire.com:
https://www.businesswire.com/news/home/20180606006467/en/
Investor Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com
or
Lasse Glassen
Addo Investor Relations
lglassen@addoir.com
424-238-6249

Source: Volt Information Sciences, Inc.

Released June 6, 2018